UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 29, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement
     On September 29, 2009, concurrent with the initial funding of the French Facilities discussed in Item 2.03 below, Quiksilver, Inc., a Delaware corporation (“Quiksilver, Inc.” and, together with its subsidiaries, the “Company”), as guarantor, and two Luxembourg subsidiaries of Quiksilver, Inc., Biarritz Holdings S.à r.l. (“Biarritz Holdings”), as guarantor and QS Finance Luxembourg S.à r.l. (“Borrower”), as borrower, entered into a Term Loan Agreement (the “SG Loan Agreement”) with Société Générale, as lender, to refinance, upon their maturity in July 2010, €50 million of bonds previously issued by the Borrower to Société Générale Bank & Trust and guaranteed by Quiksilver, Inc. (the “SG Bonds”). The SG Bonds bear interest at 3.231% per annum. Under the new SG Loan Agreement, following the refinancing in July 2010, the €50 million debt will mature as follows: €8.9 million due on July 31, 2011; €6.0 million due on January 31, 2012; €6.6 million due on July 31, 2012; €6.4 million due on January 31, 2013; and €22.1 million due on July 31, 2013. Borrowings under the SG Loan Agreement will bear interest at the rate of EURIBOR plus 4.80%, will be guaranteed by Quiksilver, Inc. and will be secured by a pledge of the Quiksilver and Roxy trademarks that also secure the French Facilities. This pledge of the trademarks now also secures €25 million of the SG Bonds.
     The SG Loan Agreement contains customary default provisions and provides that, upon the occurrence of an event of default, the lender may cancel the commitment and declare all or part of the loan to be due. It also includes certain restrictive covenants and representations and warranties usual for transactions of this type. The Company paid customary participation and arrangement fees in connection with the SG Loan Agreement.
     The SG Loan Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the SG Loan Agreement is not complete and is qualified in its entirety by reference to the exhibit.
Item 1.02   Termination of a Material Definitive Agreement
     On September 29, 2009, proceeds from the initial funding of the French Facilities were used to repay the €55 million line of credit of a French subsidiary of Quiksilver, Inc., Pilot S.A.S. (“Pilot”), provided pursuant to a Line of Credit Agreement (the “LC Agreement”) with Société Générale, BNP Paribas and Le Crédit Lyonnais (collectively, the “Banks”). The Banks had previously agreed to the extension of the LC Agreement through September 29, 2009 for the purpose of enabling the Company to refinance this indebtedness. Borrowings under the LC Agreement bore interest at a rate of EURIBOR plus 2.8%.
     The information provided in Item 2.03 of this Current Report is hereby incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
     As previously disclosed, on July 31, 2009, two French subsidiaries of Quiksilver, Inc., Pilot and Na Pali S.A.S. (“Na Pali”), as borrowers, and Quiksilver, Inc., as guarantor, entered into a €268 million facilities agreement with BNP Paribas, Crédit Lyonnais and Société Générale Corporate & Investment Banking as mandated lead arrangers, BNP Paribas as agent, Caisse

Régionale de Crédit Agricole Mutuel Pyrénées Gascogne as issuing bank, and BNP Paribas, Crédit Lyonnais, Société Générale, Natixis, Caisse Régionale de Crédit Agricole Mutuel Pyrénées-Gascogne, Banque Populaire du Sud Ouest, CIC — Société Bordelaise, and HSBC France as original lenders (the “Original Lenders”), (the “French Credit Facility”). Pursuant to the French Credit Facility, the Original Lenders agreed to make available to Pilot and Na Pali, subject to certain terms and conditions, (i) a €55 million term loan, for purposes of refinancing Pilot’s existing €55 million line of credit (the “French Facility A”), (ii) a €115 million term loan, for purposes of refinancing certain outstanding short and mid-term bank debt owed by Na Pali to the Original Lenders (the “French Facility B”), (iii) a revolving credit facility in a maximum amount of €58 million, for purposes of financing the general corporate and working capital purposes of Na Pali and its subsidiaries (the “French Revolving Facility”), and (iv) a line of up to €40 million to issue letters of credit, also for purposes of financing the general corporate and working capital purposes of Na Pali and its subsidiaries (the “French L/C Facility” and, together with the French Facility A, the French Facility B and the French Revolving Facility, the “French Facilities”).
     On September 29, 2009, the initial funding under the French Facilities occurred with the funding of French Facilities A and B and the draw down of approximately €35 million under the French Revolving Facility.
     The maturity of the French Facilities is July 31, 2013. French Facility A and French Facility B are repayable in semi-annual installments at the end of the Company’s first and third quarter of each fiscal year, with approximately €14 million coming due on each of January 31, 2010 and July 31, 2010, €17 million on each of January 31, 2011 and July 31, 2011, and €27 million on each of January 31, 2012, July 31, 2012, January 31, 2013 and July 31, 2013. The amount available under the French Revolving Facility, initially €58 million, will decrease to €55 million for the period between August 1, 2010 and July 31, 2011, and to €50 million after August 1, 2011. Amounts outstanding under Facility A bear interest at a rate of EURIBOR plus 4.75%. Amounts outstanding under French Facility B and the French Revolving Facility bear interest at a rate of EURIBOR plus 4.25%.
     The French Facilities are guaranteed by Quiksilver, Inc., and are secured by pledges over certain assets of Quiksilver, Inc.’s subsidiaries in Europe, including the Quiksilver and Roxy trademarks and related logos for European territories, and shares in certain European subsidiaries of Quiksilver, Inc.
     The French Credit Facility contains customary default provisions and provides that, upon the occurrence of an event of default, the agent may, and shall if so directed by the majority lenders, cancel the commitments and declare all or part of the utilizations to be due, and declare that cash cover is required in respect of each letter of credit outstanding under the French L/C Facility.
     The French Credit Facility includes certain restrictive covenants and representations and warranties usual for facilities and transactions of this type. Among other restrictions, it limits the ability of the Company’s subsidiaries in Europe to repatriate dividends or royalties to Quiksilver, Inc. until the French Facilities are fully and finally repaid.

Item 9.01   Financial Statements and Exhibits
(c)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Term Loan Agreement dated September 29, 2009 among QS Finance Luxembourg S.A., Quiksilver, Inc., Biarritz Holdings S.à r.l. and Société Générale
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Term Loan Agreement dated September 29, 2009 among QS Finance Luxembourg S.A., Quiksilver, Inc., Biarritz Holdings S.à r.l. and Société Générale

5